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                                                                    EXHIBIT 99.1


                            CONSENT OF MARKETRONICS

     The undersigned hereby consents to the use of the information contained in its report, 'End Use Patterns for Selected U.S. Bar and Rod Forms, 1991-1995' and its report on U.S. and World Shipments, wrought/cast superalloys, 1990-2000, prepared for Special Metals Corporation (the 'Company') in the Company's Registration on Form S-1 (Registration No. 333-18499), and the Prospectus included therein, and to the use of its name as the source of such information.



                                          MARKETRONICS


                                               /s/ CARL BAILEY
                                          --------------------------------------
                                          By: Carl Bailey
                                          Its: President

Huntingon, WV
February 20, 1997